Exhibit 10.1

SECOND Amendment to
EMPLOYMENT AGREEMENT
This SECOND Amendment to EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of January 2, 2014, (the “Execution Date’) by and between WORLDWIDE WYNN, LLC (“Employer”) and LINDA CHEN ("Employee"). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).
RECITALS
WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated May 12, 2010, as amended by that certain First Amendment to Employment Agreement dated November 2, 2012 (collectively, the "Agreement"); and
WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Agreement as more fully set forth herein;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:
1.Amendment. The Employer and Employee hereby agree to amend Section 7(g)(ii) of the Agreement in its entirety to read as follows:

“7(g)(ii)    Employee and her immediately family shall have the right to occupy the Macau House during the Term. Wynn Macau shall provide improvements to the Macau House as approved by the Chief Executive Officer of Employer.”

2.    Effectiveness. The amendment set forth in Section 1 shall be effective as of the Execution Date.

3.    Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Amendment.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WORLDWIDE WYNN, LLC                EMPLOYEE

/s/ Matt Maddox                        /s/ Linda C. Chen
Matt Maddox                        Linda C. Chen
Vice President and Chief Financial Officer